Exhibit 32.2

Certification of Principal Financial and Accounting Officer Pursuant to

18 U.S.C. Section 1350 As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act

In connection with the Quarterly Report of Limitless X Holdings Inc. (the “Company”) on Form 10-Q/A for the three months ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Benjamin Chung, in the capacity and on the date indicated below, certify that, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Benjamin Chung
Benjamin Chung
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: June 9, 2025